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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 22, 2019

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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SEC 873 (09/17)

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Item 1.01	Entry into a Material Definitive Agreement.
Amendment to Chase Credit Agreement
Arotech Corporation (“Arotech” or the “Registrant”) maintains credit facilities with JPMorgan Chase Bank, N.A. (“Chase”), whereby Chase provides (i) a $15,000,000 revolving credit facility (“Revolver”), (ii) a $10,000,000 Term Loan (“Term Loan A”), (iii) a $1,730,895 Mortgage Loan (“Term Loan B”) and (iv) a $1,358,000 Mortgage Loan (“Term Loan C”); collectively referred to as the “Credit Facilities,” pursuant to a Credit Agreement between Chase and Arotech and certain of Arotech’s subsidiaries dated March 11, 2016, as amended (the “Credit Agreement”).
On April 22, 2019, Arotech and Chase entered into a new amendment to the Credit Agreement (the “Eighth Amendment”). Pursuant to the terms of the Eighth Amendment, the parties have incorporated, among other changes, amended definitions of fixed charge coverage ratios and leverage ratios for specific quarters in 2019, and Arotech has been given a second revolving line in the amount of $6,000,000, reducing to $3,000,000 at the end of 2019 and due to be paid in full by February 28, 2020.
The foregoing description of the Eighth Amendment is qualified in its entirety by the terms of the Eighth Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Employment Agreement with Dean Krutty
On April 23, 2019, the Company entered into an amended and restated employment agreement with its President and CEO, Dean Krutty (the “Restated Employment Agreement”).
According to the terms of the Restated Employment Agreement, Mr. Krutty will serve as Arotech’s President and Chief Executive Officer, at a base salary of $275,738.65 per annum, and will be eligible for a bonus with a target, if earned, equal to between 20% and 50% of his base salary. The actual bonus payout shall be determined based upon achievement by the Company of performance metrics set by the Company’s Board of Directors. The Restated Employment Agreement is terminable by either party on 45 days’ notice.
The Restated Employment Agreement further provides that if the Company terminates the Restated Employment Agreement other than for cause (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct) or if Mr. Krutty terminates it under certain circumstances (reduction in salary or responsibilities or a change in control), the Company must pay Mr. Krutty severance in an amount of one year’s salary, and Mr. Krutty’s restricted shares shall immediately vest.
The foregoing description of the Restated Employment Agreement is qualified in its entirety by the terms of the Restated Employment Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Eighth Amendment to Credit Agreement between the Registrant and JPMorgan Chase Bank, N.A. dated April 22, 2019
10.2	Amended and Restated Employment Agreement between the Registrant and Dean Krutty dated April 23, 2019
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Title:	Senior Vice President and General Counsel
Dated:    April 25, 2019